EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
LILLY INDUSTRIES, INC.
(In thousands, except per share data)

                                                      Three Months Ended
                                                  February 29     February 28
                                                     1996             1995
Primary:
 Average shares outstanding--
  Note A                                           22,530            22,700
 Net income                                       $ 3,486           $ 4,647
 Net income per common share--
  Note A                                          $  0.15           $  0.20
                                                  =======           =======
Average shares outstanding--
 Note A                                            22,530            22,700
Dilutive stock options based
 on treasury stock method
 using average market
 price--Note A                                        370               600
                                                  -------           -------
                                                   22,900            23,300
 Net income                                       $ 3,486           $ 4,647
 Net income per common
  and common equivalent
  share--Note A                                   $  0.15           $  0.20
                                                  =======           =======
Fully diluted:
 Average shares outstanding--
  Note A                                           22,530            22,700
 Dilutive stock options based
  on the treasury stock
  method using the higher
  of quarter end or average
  market price--Note A                                370               600
                                                  -------           -------
                                                   22,900            23,300
 Net income                                       $ 3,486           $ 4,647
 Net income per common
  and common equivalent
  share--Note A                                   $  0.15           $  0.20
                                                  =======           =======

Note A--Share and per share amounts have been adjusted to reflect the three-for-two stock split distributed June 1, 1994.